UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

FirstCaribbean International Bank Limited

(Exact name of registrant as specified in its charter)

Barbados	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Michael Mansoor Building
Warrens, Saint Michael, Barbados BB22026
(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box:    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box:    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:    ☐

Securities Act registration statement file number to which this form relates:  333-223901

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class
None

Item 1.   Description of Securities To Be Registered.

A description of the common shares, no par value per share, of FirstCaribbean International Bank Limited (the “Company”) is set forth under the heading “Description of Share Capital” in the prospectus forming part of the Company’s registration statement on Form F-1 (File No. 333-223901) initially filed with the Securities and Exchange Commission on March 23, 2018, as amended from time to time, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.   Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FirstCaribbean International Bank Limited

Date:  April 19, 2018

By:	/s/ GARY BROWN
	Name:	Gary Brown
	Title:	Chief Executive Officer

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